                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant /X/

Filed by a Party other than the Registrant / /

Check the appropriate box:

/ /  Preliminary Proxy Statement                / /  Confidential, for Use of the Commission
                                                Only (as permitted by Rule 14a-6(e)(2))
/X/  Definitive Proxy Statement
/ /  Definitive Additional Materials
/ /  Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12

                        CINEMASTAR LUXURY THEATERS, INC.
- --------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

- --------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  $125 per Exchange Act Rules 0-11(c)(1)(ii), or 14a-6(i)(1), or 14a-6(i)(2)
     or Item 22(a)(2) of Schedule 14A.

/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------

     (5)  Total fee paid:

        ------------------------------------------------------------------------

/ /  Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

        ------------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------

     (3)  Filing Party:

        ------------------------------------------------------------------------

     (4)  Date Filed:

        ------------------------------------------------------------------------

                        CINEMASTAR LUXURY THEATERS, INC.
                              431 College Boulevard
                           Oceanside, California 92057
                                 (619) 630-2011

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                          TO BE HELD ON AUGUST 14, 1996


To the Shareholders of CinemaStar Luxury Theaters, Inc.:

                  You are cordially invited to attend the Annual Meeting of Shareholders of CinemaStar Luxury Theaters, Inc., a California corporation (the "Company"), which will be held at the CinemaStar Ultraplex 10 at the Perris Plaza, 1688 North Perris Boulevard, Perris, California, at 9:00 a.m., California time, on Wednesday, August 14, 1996, to consider and act upon the following matters, all as more fully described in the accompanying Proxy Statement which is incorporated herein by this reference:

                  1. To elect a board of seven directors to serve until the next annual meeting of the Company's shareholders and until their successors have been elected and qualify;

                  2. To ratify the selection of BDO Seidman, LLP as the Company's independent public accountants for fiscal year 1997; and

                  3. To transact such other business as may properly come before the meeting or any adjournment thereof.

                  Shareholders of record of the Company's common stock at the close of business on June 17, 1996, the record date fixed by the Board of Directors, are entitled to notice of, and to vote at, the meeting.

                  THOSE WHO CANNOT ATTEND ARE URGED TO SIGN, DATE, AND OTHERWISE COMPLETE THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE. ANY SHAREHOLDER GIVING A PROXY HAS THE RIGHT TO REVOKE IT ANY TIME BEFORE IT IS VOTED.

                                    BY ORDER OF THE BOARD OF DIRECTORS


                                    Jon Meloan
                                    Secretary

Oceanside, California
July 19, 1996

                        CINEMASTAR LUXURY THEATERS, INC.
                              431 College Boulevard
                           Oceanside, California 92057
                                 (619) 630-2011

                                 ---------------

                                 PROXY STATEMENT

                                 ---------------

                   Approximate date proxy material first sent
                         to shareholders: July 19, 1996

                                ----------------

               The following information is in connection with the solicitation of proxies for the Annual Meeting of Shareholders of CinemaStar Luxury Theaters, Inc., a California corporation (the "Company"), to be held at the CinemaStar Ultraplex 10 at the Perris Plaza, 1688 North Perris Boulevard, Perris, California, at 9:00 a.m., California time, on Wednesday, August 14, 1996, and adjournments thereof (the "Meeting"), for the purposes stated in the Notice of Annual Meeting of Shareholders preceding this Proxy Statement.

                     SOLICITATION AND REVOCATION OF PROXIES

               A form of proxy is being furnished herewith by the Company to each shareholder, and, in each case, is solicited on behalf of the Board of Directors of the Company for use at the Meeting. The entire cost of soliciting these proxies will be borne by the Company. The Company may pay persons holding shares in their names or the names of their nominees for the benefit of others, such as brokerage firms, banks, depositaries, and other fiduciaries, for costs incurred in forwarding soliciting materials to their principals. Members of the Management of the Company may also solicit some shareholders in person, or by telephone, telegraph or telecopy, following solicitation by this Proxy Statement, but will not be separately compensated for such solicitation services.

               Proxies duly executed and returned by shareholders and received by the Company before the Meeting will be voted "FOR" the election of all seven of the nominee-directors specified herein and "FOR" the ratification of the selection of BDO Seidman, LLP as the Company's independent public accountants for fiscal year 1997, unless a contrary choice is specified in the proxy. Where a specification is indicated as provided in the proxy, the shares represented by the proxy will be voted and cast in accordance with the specification made. As to other matters, if any, to be voted upon, the persons designated as proxies will take such actions as they, in their discretion, may deem advisable. The persons named as proxies were selected by the Board of Directors of the Company and each of them is a director of the Company.

               Under the Company's bylaws and California law, shares represented by proxies that reflect abstentions or "broker non-votes" (i.e., shares held by a broker or nominee which are represented at the Meeting, but with respect to which such broker or nominee is not empowered to vote on a particular proposal) will be counted as shares that are present and entitled to vote for purposes of determining the presence of a quorum. Any shares not voted (whether by abstention, broker non-vote or otherwise) will have no impact in the election of directors, except to the extent that the failure to vote for an individual results in another individual receiving a larger proportion of votes. Any shares represented at the Meeting but not voted with respect to the proposal to ratify the selection of BDO Seidman, LLP will have no effect on the vote for such proposal except to the extent the number of abstentions causes the number of shares voted in favor of the proposal not to equal or exceed a majority of the quorum required for the Meeting.

               Your execution of the enclosed proxy will not affect your right as a shareholder to attend the Meeting and to vote in person. Any shareholder giving a proxy has the right to revoke it at any time by either (a) a later-dated proxy, (b) a written revocation sent to and received by the Secretary of the Company prior to the Meeting, or (c) attendance at the Meeting and voting in person.

                  VOTING SECURITIES AND PRINCIPAL SHAREHOLDERS

               The Company has outstanding voting securities consisting of only common stock, of which 6,327,152 shares were outstanding as of the close of business on June 17, 1996 (the "Record Date"). Only shareholders of record on the books of the Company at the close of business on the Record Date will be entitled to vote at the Meeting. Each share of common stock is entitled to one vote. Representation at the Meeting by the holders of a majority of the outstanding common stock of the Company, either by personal attendance or by proxy, will constitute a quorum.

               The following table sets forth certain information regarding the beneficial ownership of the Company's common stock as of the Record Date as to
(a) each director, (b) each executive officer identified in the Summary Compensation Table below, (c) all executive officers and directors of the Company as a group, and (d) each person known to the Company to beneficially own five percent or more of the outstanding shares of common stock.


                                                   Amount and
                                                    Nature of
                                                   Beneficial       Percent of
Title of Class         Beneficial Owner(1)         Owner(2)         Class(2)
- --------------         -------------------         --------         --------

Common Stock        Russell Seheult               1,390,850 (3)        21.39%

Common Stock        John Ellison, Jr.             1,090,725 (4)        17.00%

Common Stock        Alan Grossberg                  802,725 (4)        12.51%

Common Stock        Jerry Willits                   266,815 (5)         4.21%

Common Stock        Jon Meloan                       16,929 (6)             *

Common Stock        Andrew Friedenberg                1,720 (7)             *

Common Stock        Walter Schlotter                    500 (8)             *

                    All directors and
                    executive officers as a
                    group (9 persons)               3,575,289          53.25%


- --------------------

(1) The address of each of Messrs. Seheult, Ellison and Grossberg is c/o the Company, 431 College Boulevard, Oceanside, California 92057.

(2) Shares of common stock which a person has the right to acquire within 60 days are deemed outstanding in calculating the percentage ownership of the persons, but not deemed outstanding as to any other person. Percentages are calculated based on 6,327,152 shares of common stock outstanding. Ownership of less than 1% of the outstanding shares of common stock is indicated by an asterisk.

(3) Includes shares issuable upon exercise of outstanding options to acquire 176,250 shares of common stock.

(4) Includes shares issuable upon exercise of outstanding options to acquire 88,125 shares of common stock.

(5) Includes shares issuable upon exercise of outstanding options to acquire 11,750 shares of common stock.

(6) Consists of shares issuable upon exercise of outstanding options to acquire 16,929 shares of common stock.

(7) Includes shares issuable upon exercise of outstanding options to acquire 500 shares of common stock and redeemable warrants to purchase 1,020 shares of common stock.

(8) Consists of shares issuable upon exercise of outstanding options to acquire 500 shares of common stock.

                      NOMINATION AND ELECTION OF DIRECTORS

               The Company's directors are to be elected at each annual meeting of shareholders. At this Meeting, seven directors are to be elected to serve until the next annual meeting of shareholders and until their successors are elected and qualify. The nominees for election as directors at this Meeting set forth in the table below are all recommended by the Board of Directors of the Company. All of the nominated directors were elected as directors by the shareholders of the Company at the Company's 1996 Annual Meeting of Shareholders.

               In the event that any of the nominees for director should become unable to serve if elected, it is intended that shares represented by proxies which are executed and returned will be voted for such substitute nominee(s) as may be recommended by the Company's existing Board of Directors.

               The seven nominee-directors receiving the highest number of votes cast at the Meeting will be elected as the Company's directors to serve until the next annual meeting of shareholders and until their successors are elected and qualify. Subject to certain exceptions specified below, shareholders of record on the Record Date are entitled to cumulate their votes in the election of the Company's directors (i.e., they are entitled to the number of votes determined by multiplying the number of shares held by them times the number of directors to be elected) and may cast all of their votes so determined for one person, or spread their votes among two or more persons as they see fit. No shareholder shall be entitled to cumulate votes for a given candidate for director unless such candidate's name has been placed in nomination prior to the vote and the shareholder has given notice at the Meeting, prior to the voting, of the shareholder's intention to cumulate his or her votes. If any one shareholder has given such notice, all shareholders may cumulate their votes for candidates in nomination. Discretionary authority to cumulate votes is hereby solicited by the Board of Directors.

               The following table sets forth certain information concerning the nominees for election as directors (all of such nominees being continuing members of the Company's present Board of Directors):

      Nominee(1)                      Principal Occupation                     Age
- ------------------------     --------------------------------------------     -----
Russell Seheult              Chairman of the Board, anesthesiologist and        44
                             dental surgeon
John Ellison, Jr.            President and Chief Executive Officer of the       54
                             Company
Alan Grossberg(2)(3)         Chief Financial Officer and Executive Vice         45
                             President of the Company
Jerry Willits                Vice President of the Company                      56

Jon Meloan                   Secretary and General Counsel of the Company       61

Walter Schlotter(2)(3)       Independent consultant and Commissioner of         45
                             the San Diego Film Commission
Andrew Friedenberg(2)(3)     Director of Cinema Society and Visual Arts         41
                             Foundation in San Diego

- --------------------

(1) The Company does not have a nominating committee of the Board of Directors. The nominees for election as directors at the Meeting were selected by the Board of Directors of the Company.

(2) Member of the compensation committee of the Board of Directors of the Company, currently consisting of three directors, one of whom is an employee of the Company, which was established in June 1995. The compensation committee reviews the performance of only those employees receiving compensation of more than $100,000 in any fiscal year.

(3) Member of the audit committee of the Board of Directors of the Company, currently consisting of three directors, one of whom is an employee of the Company, which was established in June 1995. The audit committee reviews, acts on, and reports to the Board of Directors with respect to various auditing and accounting matters, including the selection of the Company's independent public accountants, the scope of the annual audits, the nature of nonaudit services, and fees to be paid to the independent public accountants, the performance of the Company's independent public accountants, and the accounting practices of the Company.

        JOHN ELLISON, JR. co-founded the Company in April 1989 and has been its President since February 1992 and an officer since 1989. Prior to February 1992, Mr. Ellison was a Vice President of the Company. Mr. Ellison has over 31 years of experience in the motion picture theater and exhibition business. He has managed theater operations and expansion programs for several theater chains and, prior to forming the Company, he owned and operated the largest locally-owned theater chain in San Diego County, which he sold to Edwards Cinemas in 1985.

        ALAN GROSSBERG co-founded the Company in April 1989 and has been its Executive Vice President and Chief Financial Officer since that time. Mr. Grossberg has over 20 years of experience in theater and entertainment management. Mr. Grossberg previously has acquired and sold several theater and cinema complexes in San Diego County. Mr. Grossberg also owns a film booking and licensing company which provides film booking and related services to the Company.

        JERRY WILLITS has been the Company's Vice President since 1992 and a director since July 1994. For at least four years prior to joining the Company, Mr. Willits owned and operated two theaters in San Diego County. Mr. Willits currently serves as an officer of the Theater & Entertainment Association of Greater San Diego.

        JON MELOAN joined the Company in March 1991 as its Secretary and General Counsel and became a director in July 1994. From 1989 to 1991, Mr. Meloan was an independent business consultant. Prior to 1989, Mr. Meloan served as senior counsel with Honeywell Inc. Mr. Meloan has over 23 years experience as a corporate lawyer.

        RUSSELL SEHEULT is an anesthesiologist and dental surgeon who has been a director of the Company since June 1991 and has served as Chairman of the Board of Directors since February 1992. Since 1993 he has operated an outpatient dental surgery clinic in Redlands, California. For at least three years prior to joining the dental clinic, Dr. Seheult was an anesthesiologist in Loma Linda, California and served as head of anesthesiology at Loma Linda Hospital in Loma Linda, California.

        WALTER SCHLOTTER was appointed as a director of the Company in June 1995. Mr. Schlotter is currently an independent consultant for various companies. Until April 1996 he was Senior Vice President of the Greater San Diego Chamber of Commerce, and has been the Commissioner of the San Diego Film Commission for more than 11 years. He previously worked at Columbia Pictures Television and KPBS-TV, and has received several San Diego Emmy nominations for work as producer on documentaries and commercials.

        ANDREW FRIEDENBERG was appointed as a director of the Company in June 1995. Mr. Friedenberg is the founder and has been for over six years the director of both the Cinema Society and the Visual Arts Foundation in San Diego, and has previously served as Chairman of the La Jolla Cultural Arts Committee. Through the Cinema Society and the Visual Arts Foundation, he has helped bring exclusive previews of first-run movies and quality film series programs to San Diego over the last 12 years. Mr. Friedenberg previously worked at Columbia Pictures and United Artists. He is a member of the Academy of Motion Picture Arts and Sciences.

               There were three meetings of the Board of Directors of the Company during the last fiscal year. Other than Jerry Willits, each director attended at least 75% or more of the aggregate number of meetings of the Board of Directors and committees of the Board of Directors on which he served which were held during the last fiscal year.

COMPENSATION OF DIRECTORS

               Prior to June 3, 1995, directors received no cash compensation for serving on the Board of Directors. The Board of Directors at the June 3, 1995 Board Meeting approved payment of $1,000 per director for each Board meeting attended, effective with the June 3, 1995 meeting.

CERTAIN TRANSACTIONS

               In the fiscal years ended March 31, 1995 and 1996, Russell Seheult received $20,500 and $26,000, respectively, in consulting fees. In August 1994, the Company entered into a five-year Consulting Agreement with Mr. Seheult pursuant to which Mr. Seheult has agreed to render management consulting services to the Company in exchange for a fee of $26,000 per year. In addition, in July 1994, Mr. Seheult was granted an option to purchase 176,250 shares of common stock under the Company's Stock Option Plan at a price of $2.55 per share.

               In August 1994, Alan Grossberg entered into a Film Booking Agreement with the Company pursuant to which he has agreed to provide film booking and licensing services to the Company for five years at an annual fee of $52,000 per year. The contract is assignable by Mr. Grossberg to any entity owned or controlled by him. Based on the Company's past experiences with other film booking service providers, the Company believes that the terms of the Film Booking Agreement are at least as favorable to the Company as would be available to the Company in a third-party transaction. Mr. Grossberg received total payments of $34,500 and $52,000 pursuant to such Film Booking Agreement in fiscal 1995 and 1996, respectively.

               The Company entered into a Finders Fee Agreement, dated September 11, 1993, with Jon Meloan, the Company's General Counsel and Secretary, pursuant to which Mr. Meloan is entitled to receive a fee of 4.5% of all funds raised through Mr. Meloan's sources. The Finders Fee Agreement was terminated on May 24, 1995. No fees were paid to Mr. Meloan pursuant to such agreement. In March 1995, the Company entered into a Finders Fee Agreement with Robert Bailey pursuant to which the Company agreed to pay a fee of 5% to Mr. Bailey for all funds raised through Mr. Bailey's sources. The Company has been informed that Mr. Bailey has agreed to pay Jon Meloan approximately 32% of any fees earned by Mr. Bailey pursuant to such Finders Fee Agreement. In March 1996, for assistance in acquiring $1,600,000 of financing, Mr. Bailey was issued stock options to purchase 6,623 shares of common stock at an exercise price of $7.625 per share. On the same date, stock options to purchase 2,679 shares of common stock at an exercise price of $7.625 per shares were issued to Mr. Meloan.

               John Ellison, Jr., Alan Grossberg and Russell Seheult (and Jerry Willits with respect to the lease of the Chula Vista 10, and Eileen Seheult, the former wife of Russell Seheult, with respect to certain lease and bank obligations incurred or guaranteed by Mr. and Ms. Seheult on behalf of the Company) have personally guaranteed, on a joint and several basis, the obligations of the Company pursuant to certain of its theater leases. Certain of these obligations of the Company are secured by real or personal property pledged by such individuals. The Company has agreed to indemnify Ms. Seheult from all liabilities that she may incur in connection with her guarantee of certain Company obligations.

               Messrs. Seheult, Ellison and Grossberg have from time to time utilized their personal credit resources on behalf of the Company by personally borrowing funds and then lending those funds to the Company as demand loans. The Company believes that the terms of such loans, as described below, are more favorable to the Company than those that otherwise would have been available to the Company. The following summarizes loan transactions which were entered into or which the Company was obligated to pay within the last two completed fiscal years:

               In 1991, Mr. Seheult personally borrowed $196,000 from Great Western Bank and in turn loaned all of the loan proceeds to the Company. The loan to Mr. Seheult was secured by a first trust deed on a single family residence owned by Mr. Seheult. The loan was amortized over 30 years at an interest rate of 7% per annum, with monthly payments of principal and interest of $1,304. The Company typically made monthly payments of principal and interest directly to Great Western Bank on Mr. Seheult's behalf. The entire balance of principal and interest on the funds loaned to the Company by Mr. Seheult was repaid in October 1994.

               In 1992, Mr. Seheult advanced $80,000 of funds to the Company out of the proceeds of a personal line of credit. The advances were unsecured, bore interest at the rate of 5.25% per annum and were payable on demand. The Company made several payments of principal and interest on the borrowing directly to the lender on Mr. Seheult's behalf. As of March 31, 1995, the outstanding balance of principal and interest on the line of credit had been repaid in full.

               On June 30, 1993, Mr. Ellison obtained a personal unsecured line of credit of $100,000 from a local bank. Mr. Ellison drew a total of $80,000 of the line and, in turn, loaned the funds to the Company. All advances under the line of credit were due on June 30, 1995. The line of credit bore interest at a rate of prime rate plus 4%. The Company made monthly payments of principal and interest directly to the lender since the loan date. As of March 31, 1995, the outstanding balance of principal and interest on this line of credit had been repaid in full.

               In January 1996, the Company borrowed $450,000 from Alan Grossberg pursuant to a short-term unsecured note bearing interest at a rate of 10% per annum and providing for an additional financing charge of 2% of the original principal amount in the event that the loan was not repaid in full by February 1, 1996. At March 31, 1996 the outstanding balance of such loan was approximately $320,000. The loan was repaid in full along with accrued interest and the 2% additional financing charge in April 1996.

               The Company operates a portion of its business through CinemaStar Luxury Cinemas, Inc. ("Cinemas"). Prior to July 1994, the Company owned 80% of the outstanding common stock of Cinemas. The remaining 20% of the common stock of Cinemas was owned by Jerry Willits, a director and officer of the Company. In July 1994, Mr. Willits and the Company entered into an agreement pursuant to which Mr. Willits exchanged his shares of Cinemas for 255,065 shares of common stock.

               In January 1994, Messrs. Seheult, Ellison, Grossberg and Willits and certain third parties unaffiliated with the Company formed CinemaStar Luxury Theaters, S.A. de C.V., a Mexican corporation ("CinemaStar Mexico"), to develop theaters in Mexico under the name "CinemaStar." In July 1994, Messrs. Seheult, Ellison, Grossberg, and Willits contributed, for no additional consideration, 18.6%, 18.6%, 18.6% and 4.2%, totaling 60.0% of the outstanding equity in CinemaStar Mexico, respectively, to the Company, which constituted all of such individuals' equity in CinemaStar Mexico. The remaining 40% of CinemaStar Mexico was owned by unrelated third parties. The Company subsequently acquired an additional 15% of the equity in CinemaStar Mexico from one of the unrelated shareholders. The Company has loaned a total of $311,519 to CinemaStar Mexico since its formation pursuant to a promissory note bearing interest at an annual rate of 8%. All interest and principal on such note is due in July 1999. The Company believes that the terms of such note are at least as favorable as the terms which CinemaStar Mexico could receive from a third party lender.

                  EXECUTIVE COMPENSATION AND OTHER INFORMATION

EXECUTIVE COMPENSATION

               The following table sets forth information concerning compensation of the chief executive officer and all other executive officers of the Company whose salary and bonus exceeded an annual rate of $100,000 during the fiscal year ended March 31, 1996:

                           SUMMARY COMPENSATION TABLE


                                                                                        Long Term
                                                                                        Compensation
                                                   Annual Compensation                  Awards
                                       ---------------------------------------------    ------------
                                                                                        Securities
Name and                                                                Other Annual    Underlying
Principal Position                     Year     Salary         Bonus    Compensation    Options/SARs
- ------------------                     ----     ------         -----    ------------    ------------
John Ellison, Jr....................   1996    $217,620         -0-         --- (1)           -0-
President and Chief Executive          1995    $160,792     $50,000         --- (1)        88,125
Officer                                1994    $115,500         -0-         --- (1)           -0-


Alan Grossberg......................   1996    $211,263(3)      -0-         --- (1)           -0-
Chief Financial Officer and            1995    $168,939(2)   15,000         --- (1)        88,125
Executive Vice President               1994    $115,500         -0-         --- (1)           -0-

- --------------------------

(1) Perquisites and other personal benefits did not in the aggregate reach the lesser of $50,000 or 10 percent of the total of annual salary and bonus reported in this table for any named executive officer.

(2) Includes $34,500 paid to Mr. Grossberg pursuant to the terms of a Film Booking Agreement pursuant to which Mr. Grossberg has agreed to provide film booking services to the Company.

(3) Includes $52,000 paid to Mr. Grossberg pursuant to the terms of a Film Booking Agreement pursuant to which Mr. Grossberg has agreed to provide film booking services to the Company.

EMPLOYMENT AND CONSULTING AGREEMENTS

                  Effective August 25, 1994, the Company entered into five-year employment agreements with each of Messrs. Ellison, Grossberg and Willits, pursuant to which their salaries will be $160,000, $115,000 and $75,000, respectively, subject to annual increases of 10%, 12% and 10%, respectively. In addition, Messrs. Ellison, Grossberg and Willits will be entitled to receive an annual bonus for each year of their respective employment. Mr. Ellison and Mr. Grossberg's bonuses shall each equal five percent of the Company's net income (before payment of income taxes or bonuses to executive officers) over $2 million, if any, which shall be paid quarterly based on annualized results. Mr. Willits' bonus will equal two percent of net income (before payment of income taxes or bonuses to executive officers) of income over $2 million, if any, which shall be paid quarterly based on annualized results. In addition, if the Company has net income (before payment of income taxes, but after payment of other bonuses to executive officers) in any year over $7 million, there will be an additional payment of $500,000 to each of Mr. Ellison and Mr. Grossberg and $200,000 to Mr. Willits. No bonuses have been paid to date pursuant to such bonus formulas. Each of Messrs. Ellison, Grossberg and Willits will also receive an automobile allowance of up to $650 per month. The Company has also agreed to pay maintenance, gasoline (to the extent the usage is business-related), and cellular telephone service for such automobile. Additionally, the employment agreements also give Messrs. Ellison, Grossberg, and Willits the right to participate in any and all group, life, disability, income, health or accident insurance programs applicable to any personnel of the Company, subject only to the eligibility restrictions of such programs. Messrs. Ellison and Grossberg are also entitled, at the Company's expense, to a disability income insurance policy covering each which provides for a monthly payment of at least $10,000. Mr. Willits is also entitled, at the Company's expense, to a life insurance policy providing for a death benefit to him or his beneficiaries of at least $250,000. In the event that Mr. Ellison or Mr. Grossberg is terminated or is not reelected or appointed as a director or executive officer of the Company for any reason other than for an uncured breach of his obligations under the employment agreement or his conviction of a felony involving moral turpitude, he shall have the right to receive his annual salary and bonuses for the remainder of the original five-year term of the contract.

OPTION GRANTS DURING FISCAL 1996

                  No stock options were granted to the officers identified in the Summary Compensation Table during the fiscal year ended March 31, 1996.

OPTION EXERCISES IN FISCAL 1996 AND YEAR-END OPTION VALUES

                  The following table sets forth information concerning stock options which were exercised during, or held at the end of, fiscal 1996 by the officers named in the Summary Compensation Table:

                                   OPTION EXERCISES AND YEAR-END VALUE TABLE(1)


                                                         Number of                   Value of Unexercised
                          Shares                    Unexercised Options              In-the-Money Options
                         Acquired                    at Fiscal Year End             at Fiscal Year End(2)
                            on         Value     ----------------------------     -------------------------
        Name             Exercise    Realized    Exercisable    Unexercisable     Exercisable   Unexercisable
        ----             --------    --------    -----------    -------------     ------------  -------------
John Ellison, Jr.            0          $0          88,125            0           $502,312           $0

Alan Grossberg               0          $0          88,125            0           $502,312           $0


- --------------------------

(1)      There were no option exercises during fiscal 1996.

(2)      Valued at $8.25 per share of common stock.

         Stock Options

                  In July 1994, the Company adopted the CinemaStar Luxury Theaters, Inc. Stock Option Plan (the "Option Plan") under which a maximum of 587,500 shares of common stock of the Company may be issued pursuant to incentive and non-qualified stock options granted to officers, key employees or consultants of the Company.

                  The Option Plan is administered by the Board of Directors or, in the discretion of the Board of Directors, by a committee of not less than two individuals, each of whom must be a disinterested member of the Board of Directors, with authority to determine employees to whom options will be granted, the timing and manner of grants of options, the exercise price, the number of shares covered by and all of the terms of options, and all other determinations necessary or advisable for administration of the Option Plan.

                  The purchase price for the shares subject to any incentive stock option granted under the Option Plan shall not be less than 100% of the fair market value of the shares of common stock of the Company on the date the option is granted. No option shall be exercisable after the earliest of the following: the expiration of 10 years after the date the option is granted; three months after the date the optionee's employment (if the optionee is an employee of the Company) with the Company terminates, if termination is for any reason other than permanent disability or death; or one year after the date the optionee's employment (if the optionee is an employee of the Company) terminates, if termination is a result of death or permanent disability. Unless sooner terminated by the Board of Directors, the Option Plan expires on December 31, 2003.

           RATIFICATION OF SELECTION OF INDEPENDENT PUBLIC ACCOUNTANTS

                  The accounting firm of BDO Seidman, LLP serves the Company as its independent public accountants at the direction of the Board of Directors of the Company. It is expected that one or more representatives of BDO Seidman, LLP will be present at the Meeting, have an opportunity to make a statement if they desire to do so and be available to respond to appropriate questions.

                  THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE RATIFICATION OF THE SELECTION OF BDO SEIDMAN, LLP AS THE INDEPENDENT PUBLIC ACCOUNTANTS FOR THE COMPANY FOR FISCAL YEAR 1997. This matter is not required to be submitted for shareholder approval, but the Board of Directors has elected to seek ratification of its selection of the independent public accountants by the affirmative vote of a majority of the shares represented and voting at the Meeting.

                 COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

                  Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's directors and executive officers and persons who own more than 10% of a registered class of the Company's equity securities to file various reports with the Securities and Exchange Commission and the National Association of Securities Dealers concerning their holdings of, and transactions in, securities of the Company. Copies of these filings must be furnished to the Company.

                  Based on a review of the copies of such forms furnished to the Company, the Company notes that each of Randal Siville, Kathryn McKeever, Walter Schlotter and Andrew Friedenberg did not timely file a Form 3 Initial Statement of Beneficial Ownership of Securities within 10 days following their respective appointments as officers or directors of the Company and each of them has not timely filed a Form 4 Statement of Changes in Beneficial Ownership in connection with the grant of options to acquire common stock and, with respect to Mr. Friedenberg, the acquisition of redeemable warrants to purchase common stock.

                              SHAREHOLDER PROPOSALS

                  Shareholders who wish to present proposals for action at the Company's 1997 Annual Meeting of Shareholders should submit their proposals in writing to the Secretary of the Company at the address of the Company set forth on the first page of this Proxy Statement. Proposals must be received by the Secretary no later than February 1, 1997, for inclusion in next year's proxy statement and proxy card.

                          ANNUAL REPORT TO SHAREHOLDERS

                  The Annual Report to Shareholders of the Company for the fiscal year ended March 31, 1996, including audited financial statements, has been mailed to the shareholders concurrently herewith, but such report is not incorporated in this Proxy Statement and is not deemed to be a part of the proxy solicitation material.

                                  OTHER MATTERS

                  The Management of the Company does not know of any other matters which are to be presented for action at the Meeting. Should any other matters come before the Meeting or any adjournment thereof, the persons named in the enclosed proxy will have the discretionary authority to vote all proxies received with respect to such matters in accordance with their collective judgment.

                          ANNUAL REPORT ON FORM 10-KSB

                  A copy of the Company's Annual Report on Form 10-KSB, as filed with the Securities and Exchange Commission (exclusive of Exhibits), will be furnished without charge to any person from whom the accompanying proxy is solicited upon written request to CinemaStar Luxury Theaters, Inc., 431 College Boulevard, Oceanside, California 92057, Attention: Alan Grossberg. If Exhibit copies are requested, a copying charge of $.20 per page will be made.





                                             BY ORDER OF THE BOARD OF DIRECTORS




                                             Jon Meloan
                                             Secretary and General Counsel


Oceanside, California
July 19, 1996

SHAREHOLDERS ARE URGED TO SPECIFY THEIR CHOICES AND TO DATE, SIGN, AND RETURN THE ENCLOSED PROXY IN THE ENCLOSED ENVELOPE. PROMPT RESPONSE IS HELPFUL AND YOUR COOPERATION WILL BE APPRECIATED.

                        CINEMASTAR LUXURY THEATERS, INC.
                             431 COLLEGE BOULEVARD
                          OCEANSIDE, CALIFORNIA 92057
                                 (619) 630-2011

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

    The undersigned hereby appoints Russell Seheult and John Ellison, Jr. as Proxies, each with the power to appoint his substitute, and hereby authorizes them or either of them to represent and to vote as designated below, all the shares of common stock of CinemaStar Luxury Theaters, Inc. held of record by the undersigned on June 17, 1996, at the Annual Meeting of Shareholders to be held on August 14, 1996, or any adjournment thereof.

1.  ELECTION OF DIRECTORS

        FOR all nominees below                                WITHHOLD AUTHORITY to vote
        (except as marked to the contrary below) / /          for all nominees listed below / /

(INSTRUCTION: To withhold authority to vote for any individual nominee mark the box next to the nominee's name below):

                      / / John Ellison, Jr.                      / / Russell Seheult
                      / / Alan Grossberg                         / / Jerry Willits
                      / / Jon Meloan                             / / Andrew Friedenberg
                      / / Walter Schlotter

2.  RATIFICATION OF SELECTION OF INDEPENDENT PUBLIC ACCOUNTANTS

                / / FOR         / / AGAINST         / / ABSTAIN

3. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

    THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1 AND 2.

                                                       Dated:             , 1996
                                                             -------------

                                                       -------------------------
                                                               Signature

                                                       -------------------------
                                                       Signature if held jointly

                                                       Please sign exactly as
                                                       name appears below. When
                                                       shares are held by joint
                                                       tenants, both should
                                                       sign. When signing as
                                                       attorney, as executor,
                                                       administrator, trustee,
                                                       or guardian, please give
                                                       full title as such. If a
                                                       corporation, please sign
                                                       in full corporate name by
                                                       President or other
                                                       authorized officer. If a
                                                       partnership, please sign
                                                       in partnership name by
                                                       authorized person.

 PLEASE READ, SIGN, DATE, AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED
                                   ENVELOPE.